UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2026 (September 28, 2026)

SLAM CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40094	98-1211848
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Hudson Yards, 47th Floor, Suite C

New York, NY 10001

(Address of principal executive offices) (Zip Code)

(646) 762-8580

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-fourth of one redeemable warrant	SLMUF	N/A (OTC Expert Market)
Class A Ordinary Shares included as part of the units	SLAMF	N/A (OTC Expert Market)
Redeemable Warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	SLMWF	N/A (OTC Expert Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amended and Restated Consolidated Promissory Note

On October 1, 2026, Slam Corp. (the “Company”) issued an Amended and Restated Consolidated Promissory Note (the “Consolidated Note”) to Slam Sponsor, LLC (the “Sponsor”). The Consolidated Note amends, restates and consolidates ten promissory notes the Company previously issued to the Sponsor between November 30, 2021 and May 15, 2025 (the “Prior Notes”), as previously disclosed in the Company’s periodic reports. The principal amount of the Consolidated Note is $15,514,982, which equals the aggregate amount funded and remaining outstanding under the Prior Notes. The Consolidated Note does not evidence any new borrowing. All undrawn commitments under the Prior Notes have been terminated.

Interest. The Prior Notes did not bear interest. The Consolidated Note bears interest from October 1, 2026 at a rate per annum equal to the prime rate as published in The Wall Street Journal, which does not compound. Accrued interest is payable at the same time and on the same terms as principal.

Maturity; liquidation. The Consolidated Note matures on the fifth anniversary of its issuance. Consummation of the Company’s initial business combination will not accelerate maturity. If the Company liquidates without consummating an initial business combination, the Consolidated Note will not be repaid and all amounts owed under it will be forgiven, except to the extent of funds held outside the Company’s trust account. The Sponsor has waived any claim against the trust account. The Company may prepay the Consolidated Note at any time without premium or penalty.

Share settlement option. The Company may, at its option, settle all or any portion of the amounts outstanding under the Consolidated Note at any time on or before maturity by issuing Class A ordinary shares of the Company or, following a business combination, the common equity of its successor or publicly traded parent. The shares would be valued at their 20-trading-day volume-weighted average price or, if not listed on a national securities exchange, at fair market value as determined by the Company’s disinterested directors or, if there are none, by an independent valuation firm. The Company may make this election only if it has sufficient authorized shares, has obtained all required approvals and can issue the shares in a transaction exempt from registration. The Sponsor has no right to require share settlement.

Termination of conversion rights. The Sponsor irrevocably terminated its right to convert up to $1,500,000 of the working capital loans evidenced by certain of the Prior Notes into warrants at a price of $1.50 per warrant.

Other terms. The Consolidated Note contains customary events of default for payment defaults and bankruptcy events. The Sponsor may pledge or collaterally assign the Consolidated Note as security for its own obligations.

Related party. The Sponsor is the Company’s sponsor and is wholly owned by Digital Investment Strategy, LLC (“DIS”), which may be deemed to control the Company. Certain of the Company’s directors and officers are directors or officers of DIS.

The foregoing description of the Consolidated Note is qualified in its entirety by reference to the full text of the Consolidated Note, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated herein by reference. The Consolidated Note was issued in exchange for the Prior Notes in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”). Any Class A ordinary shares issued upon settlement of the Consolidated Note will be issued in reliance on Section 3(a)(9) or Section 4(a)(2) of the Securities Act. The number of shares issuable, if any, cannot currently be determined.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 28, 2026, Michael Frisch resigned as a member of the Company’s board of directors (the “Board”) and of its audit committee, effective September 30. Mr. Frisch’s resignation was in connection with a change in his employment and was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Following the resignation, the audit committee consists of Kain Warwick. The Board has not appointed a successor at this time.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Consolidated Promissory Note, dated October 1, 2026, by and between Slam Corp. and Slam Sponsor, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2026

Slam Corp.

By:	/s/ Maulin Shah
Name:	Maulin Shah
Title:	Executive Chairman

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